                                                                 EXHIBIT T3E (6)

     BALLOT FOR BENEFICIAL OWNERS OF 12-3/4% SERIES A SENIOR NOTES DUE 2004

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------------

In re:
CITYSCAPE FINANCIAL CORP.,
and CITYSCAPE CORP.,
                       Debtors.

---------------------------------------------------------------

                                                  Chapter 11
                                                  Case Nos. 98-B-
                                                  and 98-B-
                                                  Jointly Administered

                        BALLOT FOR BENEFICIAL OWNERS OF
                     12 3/4% SERIES A SENIOR NOTES DUE 2004
                             (CUSIP NO. 178778AF3)
                  TO ACCEPT OR REJECT "DEBTORS' JOINT PLAN OF
                         REORGANIZATION" TO BE FILED BY
                 CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP.

                          RECORD DATE: AUGUST 28, 1998

                      VOTING DEADLINE: SEPTEMBER 30, 1998

THIS BALLOT IS TO BE USED BY BENEFICIAL OWNERS OF THE 12 3/4% SERIES A SENIOR NOTES DUE 2004 (CUSIP NO. 178778AF3) OF CITYSCAPE FINANCIAL CORP. (THE "OLD SENIOR NOTES"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF BONDHOLDER COMMUNICATIONS GROUP (THE "INFORMATION AGENT") HAS NOT RECEIVED THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) BY 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE FINANCIAL CORP. (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY, PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE INFORMATION AGENT BEFORE THE VOTING DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

     Cityscape Financial Corp. and its wholly-owned subsidiary, Cityscape Corp. (collectively, "Cityscape"), are soliciting votes with respect to their joint prepackaged plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in, and attached to the accompanying Solicitation and Disclosure Statement dated August 28, 1998 (the "Solicitation Statement"). This Ballot is to be used by beneficial owners of the Old Senior Notes. The Old Senior Notes are classified as Class A4 (the "Old Senior Notes") and Class B4 (the "Old Senior Notes Guarantee") under the Plan. Please review the Solicitation Statement and the exhibits thereto carefully before completing this Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     This Ballot may not be used for any purpose other than for voting to accept or reject the Plan.

     Cityscape has not yet commenced the Reorganization Cases. If the Plan receives sufficient acceptances by certain Classes, Cityscape intends to commence the Reorganization Cases and promptly seek confirmation of the Plan.

     The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines that the Plan otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in amount and more than one-half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Interests will be deemed to have accepted the Plan if Holders of at least two-thirds in amount of the Interests in such Class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Old Senior Notes and all other Holders of Claims against and Interests in Cityscape (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

     Under the Plan, if the Class of Holders of Old Subordinated Debentures votes to reject the Plan, no New 5% Warrants will be distributed to such Holders (or any other Person) under the Plan and no Class junior to such Class (including the Classes of Holders of Old Series A Preferred Stock and Old Series B Preferred Stock) will receive any distributions. If the Class of Holders of Old Series A Preferred Stock votes to reject the Plan (or any Class senior to such Class votes (or is deemed to have voted) to reject the Plan), no New 10% Warrants will be distributed to such Holders (or any other Person) under the Plan and no Class junior to such Class (including the Class of Holders of Old Series B Preferred Stock) will receive any distributions. If the Class of Holders of Old Series B Preferred Stock votes to reject the Plan (or any Class senior to such Class votes (or is deemed to have voted) to reject the Plan), no New 10% Warrants will be distributed to such Holders.

     The record date for purposes of determining which Holders of the Old Senior Notes are eligible to vote on the Plan is August 28, 1998 (the "Record Date"). Only (i) Holders of the Old Senior Notes in whose name such Old Senior Notes are registered on the books of Cityscape or its authorized agent on the Record Date, or any Persons who have obtained properly-completed proxies from such Persons or
(ii) beneficial owners of the Old Senior Notes holding such Old Senior Notes through nominees who (a) are registered Holders of such Old Senior Notes on the books of Cityscape or its authorized agent on the Record Date or (b) hold interests in such Old Senior Notes through DTC on the Record Date are eligible to vote on the Plan. Each Holder of the Old Senior Notes who purchased such Old Senior Notes or whose purchase of such Old Senior Notes is registered after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the Holder(s) of record on such date, a form of which is included on the last page of this Ballot for your convenience.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

ITEM 1.  AGGREGATE PRINCIPAL AMOUNT OF THE OLD SENIOR NOTES.

     This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of the Old Senior Notes indicated immediately below.

---------------------------------------------------------------------------------------------
                                                                   NAME OF CUSTODIAN BANK
       CUSTOMER ACCOUNT           AGGREGATE PRINCIPAL AMOUNT    OR BROKER NOMINEE WHERE THE
          NUMBER(S)                OF THE OLD SENIOR NOTES       OLD SENIOR NOTES ARE HELD
---------------------------------------------------------------------------------------------
                                $
---------------------------------------------------------------------------------------------
                                $
---------------------------------------------------------------------------------------------
                                $
---------------------------------------------------------------------------------------------
                                $
---------------------------------------------------------------------------------------------
                                $
---------------------------------------------------------------------------------------------
                                $
---------------------------------------------------------------------------------------------

ITEM 2A.  CLASS A4 (OLD SENIOR NOTES) VOTE.

     The beneficial owner of the aggregate principal amount of the Old Senior Notes set forth in Item 1 votes with respect to the proposed treatment of its claim against Cityscape Financial Corp. to (please check one):

                              Accept the Plan  [ ]

                              Reject the Plan  [ ]

ITEM 2B.  CLASS B4 (OLD SENIOR NOTES GUARANTEE) VOTE.

     The beneficial owner of the aggregate principal amount of the Old Senior Notes set forth in Item 1 votes with respect to the proposed treatment of its claim against Cityscape Corp. to (please check one):

                              Accept the Plan  [ ]

                              Reject the Plan  [ ]

ITEM 3.  CERTIFICATION AS TO THE OLD SENIOR NOTES HELD IN ADDITIONAL ACCOUNTS.

     By signing and returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for the Old Senior Notes held in other accounts or other record names, OR (ii) has provided the information specified in the following table for all other Old Senior Notes for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary):

                                                                                                    $
------------------------------------     ------------------------------------      ----------------------------------
        Other Account Number                    Name of Custodian Bank                   Face Amount of the Old
                                                   or Broker Nominee                          Senior Notes
                                                                                                    $
------------------------------------     ------------------------------------      ----------------------------------
        Other Account Number                    Name of Custodian Bank                   Face Amount of the Old
                                                   or Broker Nominee                          Senior Notes

ITEM 4.  By signing and returning this Ballot, the undersigned certifies that:

     (a) the beneficial owner has been provided with a copy of the Solicitation Statement and the exhibits thereto;

     (b) the beneficial owner of the face amount of the Old Senior Notes set forth in Item 1 has full power and authority to vote to accept or reject the Plan;

     (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above; and

     (d) this Ballot has been executed on behalf of a single beneficial owner.

     The undersigned also acknowledges that:

     (a) this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Solicitation Statement, and

     (b) the beneficial owner has been provided, without charge to such beneficial owner, with a "purchaser representative," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 ("Rule 501"), to assist such beneficial owner in evaluating the merits and risks of the transactions contemplated by the Plan, as set forth in the Solicitation Statement and without affecting (i) such beneficial owner's ability to retain different "purchaser representative" at his or her own expense, or (ii) such beneficial owner's status as an "accredited investor," as defined in Rule 501, if applicable.

ITEM 5. By signing and returning this Ballot, the undersigned certifies that it is either:

     (a) the beneficial owner of the Old Senior Notes to which this Ballot pertains and is sending this Ballot to the registered or record Holder of, or other nominee of the undersigned with respect to, the Old Senior Notes to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Ballot, and (y) deliver such Master Ballot to the Information Agent, or

     (b) the registered or record Holder of the Old Senior Notes to which this Ballot pertains and is sending this Ballot directly to the Information Agent (or, if the undersigned is the registered or record Holder of Old Senior Notes and has signed (or "prevalidated") this Ballot for the appropriate beneficial owner(s), is sending the Ballot to such beneficial owner for completion of Items 1, 2 and 3 above and for subsequent delivery to the Information Agent.)

                                          Name:
                                          --------------------------------------
                                                     (PRINT OR TYPE)

                                          --------------------------------------
                                          SOCIAL SECURITY OR FEDERAL TAX ID NO.

                                          Signature: X

                                                --------------------------------

                                          By:
                                          --------------------------------------
                                                     (IF APPROPRIATE)

                                          Title:
                                          --------------------------------------
                                                     (IF APPROPRIATE)

                                          Address:
                                          --------------------------------------
                                                          STREET

                                          --------------------------------------
                                                 CITY, STATE AND ZIP CODE

                                          Telephone Number: (     )

                                                     ---------------------------

                                          Dated:

                                              ----------------------------------

THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) MUST BE
   RECEIVED BY THE INFORMATION AGENT, BONDHOLDER COMMUNICATIONS GROUP, AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER
  30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE, OR THE VOTES
                    TRANSMITTED HEREBY WILL NOT BE COUNTED.

                            ------------------------

                        BY MAIL/HAND/OVERNIGHT DELIVERY:

                        BONDHOLDER COMMUNICATIONS GROUP
                          30 BROAD STREET, 46TH FLOOR
                            NEW YORK, NEW YORK 10004
                           TELEPHONE: (212) 809-2663
                              ATTENTION: JOHN FARR

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

     THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PLAN. If the Plan is confirmed, the Information Agent will provide you with instructions and documents, if any, for effecting the exchange of the Old Senior Notes for the new securities to be issued pursuant to the Plan promptly after the Confirmation Date.

     To have your vote count, you must complete, sign and return this Ballot so that it (or a Master Ballot including the votes transmitted hereby) is received by the Information Agent not later than 5:00 p.m., New York City Time, on Wednesday, September 30, 1998, unless extended at the sole discretion of Cityscape as provided in the Solicitation Statement. Incomplete Ballots will not be counted. Abstentions will not be counted as votes for or against the Plan.

     If you are a nominee and not the beneficial owner, please forward the Ballot together with the Solicitation Statement to the beneficial owner.

     To properly complete the Ballot, follow the procedures described below:

          (a) provide the information required by Item 1; if you do not know the principal amount of the Old Senior Notes held by you, please contact the Information Agent, your broker or your nominee;

          (b) cast one vote to accept or reject the Plan as to your Class A4 Claim (on account of the Old Senior Notes issued by Cityscape Financial Corp.) by checking the proper box in Item 2A for the Old Senior Notes held by you;

          (c) cast one vote to accept or reject the Plan as to your Class B4 Claim (on account of Cityscape Corp.'s guarantee of Cityscape Financial Corp.'s obligations under the Old Senior Notes) by checking the proper box in Item 2B for the Old Senior Notes held by you;

          (d) provide the information required by Item 3 if the beneficial owner has submitted any other Ballots for the Old Senior Notes held in other accounts or other record names;

          (e) sign and date your Ballot;

          (f) if you believe that you have received the wrong Ballot, please contact the Information Agent, your broker or your nominee immediately;

          (g) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

          (h) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot;

          (i) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

          (j) return your Ballot using the enclosed return envelope.

     - IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE INFORMATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

     - IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE INFORMATION AGENT BY THE VOTING DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

     - IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, PLEASE CONTACT THE INFORMATION AGENT OR YOUR BROKER OR NOMINEE.

     YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE INFORMATION AGENT BY THE VOTING DEADLINE, 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE, OR YOUR VOTE WILL NOT BE COUNTED.

 (This page is for use as a Proxy only. It need not be completed as part of the
                                    Ballot.)

                             PROXY WITH RESPECT TO

                        SOLICITATION OF ACCEPTANCES FOR
                                      THE
                        JOINT PLAN OF REORGANIZATION OF

                 CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP.
                        FROM THE HOLDERS OF OUTSTANDING

                     12 3/4% SERIES A SENIOR NOTES DUE 2004
                                       OF

                           CITYSCAPE FINANCIAL CORP.
                             (CUSIP NO. 178778AF3)

     The undersigned hereby irrevocably appoints
     ------------------------------------------------------------------

--------------------------------------------------------------------------------
as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan (as defined below) with respect to the 12 3/4% Series A Senior Notes due 2004 of Cityscape Financial Corp. (the "Old Senior Notes"), pursuant to the Solicitation Statement dated August 28, 1998, in which Cityscape Financial Corp. and its wholly-owned subsidiary, Cityscape Corp. (collectively, "Cityscape"), are soliciting acceptances from record Holders of the Old Senior Notes as of the close of business on August 28, 1998 (the "Record Date") for their joint plan of reorganization under chapter 11 of title 11 of the United States Code (the "Plan"), with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE VOTING DEADLINE (WEDNESDAY, SEPTEMBER 30, 1998 UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE).


Name(s): ------------------------------------------    Signature(s): ------------------------------------------

           ------------------------------------------  ------------------------------------------

                                                       By: ----------------------------------------------------

                                                       Title:
                                                       --------------------------------------------------

                                                       Dated: -------------------------------------------------

                                          Signatures Guaranteed By:

                                          --------------------------------------
                                          (Name of Institution)

                                          --------------------------------------
                                          Authorized Signature

                                          --------------------------------------
                                          Title

Principal Amount of
the Old Senior Notes Owned: $
-------------------------------------------------------------------------------

     This Proxy must be executed by (i) the nominee reflected on the books and records of DTC, (ii) the beneficial owner reflected on the books of a DTC participant or (iii) the record Holder(s) (i.e., the record Holder(s) as of the close of business on the Record Date) in exactly the same manner as the name(s) appear(s) on the Old Senior Notes to which this Proxy relates. If the Old Senior Notes to which this Proxy relates are held of record by two or more joint Holders on the Record Date, all such Holders must sign this Proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Cityscape and the Information Agent of such person's authority so to act. If the Old Senior Notes owned by the record Holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration.

     Unless the person executing this Proxy is a member of a Signature Guarantee Program recognized by the Information Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchange's Medallion Signature Program (MSP)), (an "Eligible Institution"), this Proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot, unless this requirement is expressly waived by Cityscape.

                                        2